BY-LAWS

                                     OF

                THE BLACKROCK FLORIDA INSURED MUNICIPAL 2008
                              TERM TRUST INC.


                                  ARTICLE I

                                   Offices

      Section 1. Principal Office. The principal office of the Trust shall be in the City of Baltimore, State of Maryland.

      Section 2. Executive Office. The principal executive offices of the Trust shall be at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

      Section 3. Other Offices. The Trust may have such other offices in such places as the Board of Directors may from time to time determine.


                                 ARTICLE II

                          Meetings of Stockholders

      Section 1. Annual Meeting. An annual meeting of the shareholders of the Trust for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held in May of each year.

      Section 2. Special Meetings. Special meetings of the shareholders, unless otherwise provided by law or by the Declaration of Trust, may be called for any purpose or purposes by a majority of the Board of Trustees, the President, or on the written request of the holders of at least 25% of the outstanding capital stock of the Corporation entitled to vote at such meeting.

      Section 3. Place of Meetings. Annual and special meetings of the stockholders shall be held at such place within the United States as the Board of Directors may from time to time determine.

      Section 4. Notice of Meetings; Waiver of Notice. Notice of the place, date and time of the holding of each annual and special meeting of the shareholders and the purpose or purposes of each special meeting shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each shareholder entitled to vote at such meeting and to each other shareholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the shareholder at his address as it appears on the records of the Trust, with postage thereon prepaid.

      Notice of any meeting of shareholders shall be deemed waived by any shareholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Trustees, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

      Section 5. Quorum. At all meetings of the shareholders, the holders of a majority of the shares of the Trust entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Declaration of Trust. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of the Trust in excess of a majority thereof which may be required by the laws of the Commonwealth of Massachusetts, the Investment Company Act of 1940, as amended, or other applicable statute, the Declaration of Trust, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Trust required for action in respect of such other matter or matters.

      Section 6. Organization. At each meeting of the shareholders, the Chairman of the Board (if one has been designated by the Board), or in the Chairman of the Board's absence or inability to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

      Section 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

      Section 8. Voting. Except as otherwise provided by statute or the Declaration of Trust, each holder of record of shares of the Trust having voting power shall be entitled at each meeting of the shareholders to one vote for every such share standing in such shareholder's name on the record of shareholders of the Trust as of the record date determined pursuant to
 Section 9 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

      Each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for him by a proxy signed by such shareholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Declaration of Trust or these By-Laws, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the total votes cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.

      If a vote shall be taken on any question other than the election of trustees, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

      Section 9. Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining shareholders entitled to vote at any meeting of the shareholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety nor less than ten days before the date of the meeting of the shareholders. All persons who were holders of record of shares at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.

      Section 10. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No trustee or candidate for the office of trustee shall act as inspector of an election of directors. Inspectors need not be shareholders.

      Section 11. Consent of Shareholders in Lieu of Meeting. Except as otherwise provided by statute or the Declaration of Trust, any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of shareholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote thereat.


                                 ARTICLE III

                             Board of Directors

      Section 1. General Powers. Except as otherwise provided in the Declaration of Trust, the business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under authority of the Board of Trustees except as conferred on or reserved to the shareholders by law or by the Declaration of Trust or these By-Laws.

      Section 2. Number of Trustees. The number of trustees shall be fixed from time to time by resolution of the Board of Trustees adopted by a majority of the Trustees then in office; provided, however, that the number of Trustees shall in no event be less than two nor more than nine. Any vacancy created by an increase in Trustees may be filled in accordance with
 Section 6 of this Article III. No reduction in the number of trustees shall have the effect of removing any trustee from office prior to the expiration of his term. Trustees need not be shareholders.

      Section 3. Election and Term of Trustees. Each class of Trustees as to which vacancies exist shall be elected by written ballot at the annual meeting of shareholders, or a special meeting held for that purpose unless otherwise provided by statute or the Declaration of Trust. The term of office of each trustee shall be from the time of his election and qualification until the expiration of the term of his class or until the annual election of trustees next succeeding his election and until his successor shall have been elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Declaration of Trust.

      Section 4. Resignation. A trustee of the Trust may resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 5. Removal of Trustees. Any trustee of the Trust may be removed for cause (but not without cause) by the shareholders by a vote of seventy-five percent (75%) of the votes entitled to be cast for the election of trustees.

      Section 6. Vacancies. Subject to the provisions of the Investment Company Act of 1940, as amended, any vacancies in the Board, whether arising from death, resignation, removal, an increase in the number of trustees or any other cause, shall be filled by a vote of the Board of Trustees in accordance with the Declaration of Trust.

      Section 7. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

      Section 8. Regular Meeting. Regular meetings of the Board may be held without notice at such time and place as may be determined by the Board of Trustees.

      Section 9. Special Meetings. Special meetings of the Board may be called by two or more trustees of the Trust or by the Chairman of the Board or the President.

      Section 10. Annual Meeting. The annual meeting of each newly elected Board of Trustees (including a Board of Trustees to which only one class of Trustees has been newly elected) shall be held as soon as practicable after the meeting of shareholders at which trustees were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of shareholders. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Trustees.

      Section 11. Notice of Special Meetings. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each trustee, either personally or by telephone or any standard form of telecommunication, at least twenty-four hours before the time at which such meeting is to be held, or mailed by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

      Section 12. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any trustee who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

      Section 13. Quorum and Voting. One-third, but not less than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Declaration of Trust, these By-Laws, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the trustees present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, which the Trust enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the Investment Company Act of 1940, as amended, and the selection of the Trust's independent public accountants shall each require the affirmative vote of a majority of the trustees who are not interested persons, as defined in the Investment Company Act of 1940, as amended, of the Trust. In the absence of a quorum at any meeting of the Board, a majority of the trustees present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the trustees who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other trustees. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

      Section 14. Organization. The Board may, by resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence or inability to act, another director chosen by a majority of the trustees present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

      Section 15. Written Consent of Trustees in Lieu of a Meeting. Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writings or writing are filed with the minutes of the proceedings of the Board or committee.

      Section 16. Compensation. Trustees may receive compensation for services to the Trust in their capacities as trustees or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

      Section 17. Investment Policies. It shall be the duty of the Board of Trustees to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Trust are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Trust, as recited in the Prospectus included in the registration statement of the Trust covering the initial public offering of shares of its common shares of beneficial interest, as filed with the Securities and Exchange Commission (or as such investment policies and restrictions may be modified by the Board of Trustees or, if required, by majority vote of the shareholders of the Trust in accordance with the Investment Company Act of 1940, as amended) and as required by the Investment Company Act of 1940, as amended. The Board, however, may delegate the duty of management of the assets and the administration of its day to day operations to one or more individuals or corporate management companies and/or investment advisers pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Trustees and/or the shareholders of the Trust in accordance with the provisions of the Investment Company Act of 1940, as amended.

      Section 18. Asset Value. The Board of Trustees shall determine the times and method of calculation of the net asset value per share of the Fund subject to conditions with the requirements of the 1940 Act.


                                 ARTICLE IV

                                 Committees

      Section 1. Committees of the Board. The Board of Trustees may from time to time, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board, each such committee to consist of two or more trustees and to have such powers and duties as the Board of Trustees may, by resolution, prescribe.

      Section 2. General. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Trustees to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not trustees of the Trust; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Trust.


                                  ARTICLE V

                       Officers, Agents and Employees

      Section 1. Number of Qualifications. The officers of the Trust shall be a President, who shall be a trustee of the Trust, a Secretary and a Treasurer, each of whom shall be elected by the Board of Trustees. The Board of Trustees may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument as an officer in more than one capacity. Such officers shall be elected by the Board of Trustees each year at its first meeting held after the annual meeting of shareholders, each to hold office until the meeting of the shareholders and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Trust. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

      Section 2. Resignations. Any officer of the Trust may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall be necessary to make it effective.

      Section 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Trust may be removed by the Board of Trustees with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Trustees. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Trust shall not of itself create contract rights.

      Section 4. Vacancies. A vacancy in any office, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

      Section 5. Compensation. The compensation of the officers of the Trust shall be fixed by the Board of Trustees, but this power may be delegated to any officer in respect of other officers under his control.

      Section 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Trust shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

      Section 7. President. The President shall be the chief executive officer of the Trust. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the shareholders and of the Board of Trustees. He shall have, subject to the control of the Board of Trustees, general charge of the business and affairs of the Trust. He may employ and discharge employees and agents of the Trust, except such as shall be appointed by the Board, and he may delegate these powers.

      Section 8. Vice President. Each Vice President shall have such powers and perform such duties as the Board of Trustees or the President may from time to time prescribe.

      Section 9.     Treasurer.  The Treasurer shall

           (a) have charge and custody of, and be responsible for, all the funds and securities of the Trust, except those which the Trust has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as a custodian or sub-custodian of the property of the Trust;

           (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Trust;

           (c) cause all moneys and other valuables to be deposited to the credit of the Trust;

           (d) receive, and give receipts for, moneys due and payable, to the Trust from any source whatsoever;

           (e) disburse the funds of the Trust and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and

           (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

      Section 10.    Secretary.  The Secretary shall

           (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

           (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

           (c) be custodian of the records and the seal of the Trust and affix and attest the seal to all share certificates of the Trust (unless the seal of the Trust on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Trust under its seal;

           (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

           (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

      Section 11. Delegation of Duties. In case of the absence of any officer of the Trust, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any trustee.


                                 ARTICLE VI

                               Indemnification

      Each officer and trustee of the Trust shall be indemnified by the Trust to the full extent permitted under the General Laws of the State of Maryland, including the advancing of expenses, except that such indemnity shall not protect any such person against any liability to the Trust or any shareholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, the decision by the Trust to indemnify such person must be based upon the reasonable determination of independent counsel or nonparty independent trustees, after review of the facts, that such officer or trustee is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

      The Trust may purchase insurance on behalf of an officer or trustee protecting such person to the full extent permitted under the General Laws of the State of Maryland, from liability arising from his activities as officer or trustee of the Trust. The Trust, however, may not purchase insurance on behalf of any officer or trustee of the Trust that protects or purports to protect such person from liability to the Trust or to its shareholders to which such officer or trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

      The Trust may indemnify or purchase insurance to the extent provided in this Article VI on behalf of an employee or agent who is not an officer or director of the Trust.


                                 ARTICLE VII

                    Common Shares of Beneficial Interest

      Section 1. Share Certificates. Each holder of shares of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, representing the number of shares of the Trust owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares shall be signed by or in the name of the Trust by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Trust. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose fascimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.

      Section 2. Books of Accounts and Record of Shareholders. There shall be kept at the principal executive office of the Trust correct and complete books and records of account of all the business and transactions of the Trust. There shall be made available upon request of any shareholder, in accordance with Massachusetts law, a record containing the number of shares of share issued during a specified period not to exceed twelve months and the consideration received by the Trust for each such share.

      Section 3. Transfers of Shares. Transfers of shares of the Trust shall be made on the share records of the Trust only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed share transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

      Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the Trust. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

      Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of the Trust shall immediately notify the Trust of any loss, destruction or mutilation of such certificate, and the Trust may issue a new certificate in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Trust a bond in such sum, limited or unlimited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Trust against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the Commonwealth of Massachusetts.

      Section 6. Fixing of a Record Date for Dividends and Distributions. The Board may fix, in advance, a date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution. Once the Board of Trustees fixes a record date as the record date for the determination of the shareholders entitled to receive any such dividend or distribution, in such case only the shareholders of record at the time so fixed shall be entitled to receive such dividend or distribution.

      Section 7. Information to Shareholders and Others. Any shareholder of the Trust or his agent may inspect and copy during usual business hours the Trust's By-Laws, minutes of the proceedings of its shareholders, annual statements of its affairs, and voting trust agreements on file at its principal office.


                                ARTICLE VIII

                                    Seal

      The seal of the Trust shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Trustees, the name of the Trust, the year of its incorporation and the words "Seal" and "Massachusetts". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                 ARTICLE IX

                                 Fiscal Year

      Unless otherwise determined by the Board, the fiscal year of the Trust shall end on the 31st day of December.


                                  ARTICLE X

                         Depositories and Custodians

      Section 1. Depositories. The funds of the Trust shall be deposited with such banks or other depositories as the Board of Trustees of the Trust may from time to time determine.

      Section 2. Custodians. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Trustees of the Trust may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Trust shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.


                                 ARTICLE XI

                          Execution of Instruments

      Section 1. Checks, Notes, Drafts, etc. Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Trustees by resolution shall from time to time designate.

      Section 2. Sale or Transfer of Securities. Share certificates, bonds or other securities at any time owned by the Trust may be held on behalf of the Trust or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Trust or sold, transferred or otherwise disposed of, may be transferred from the name of the Trust by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Trustees, subject to applicable law.


                                 ARTICLE XII

                       Independent Public Accountants

      The firm of independent public accountants which shall sign or certify the financial statements of the Trust which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Trustees and ratified by the shareholders in accordance with the provisions of the Investment Company Act of 1940, as amended.


                                ARTICLE XIII

                              Annual Statement

      The books of account of the Trust shall be examined by an independent firm of public accountants at the close of each annual period of the Trust and at such other times as may be directed by the Board. A report to the shareholders based upon each such examination shall be mailed to each shareholder of the Trust of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Trust. Such annual statement shall also be available at the annual meeting of shareholders and be placed on file at the Trust's principal office in the Commonwealth of Massachusetts. Each such report shall show the assets and liabilities of the Trust as of the close of the annual or quarterly period covered by the report and the Securities in which the funds of the Trust were then invested. Such report shall also show the Trust's income and expenses for the period from the end of the Trust's preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.


                                 ARTICLE XIV

                                 Amendments

      The Board of Trustees, by affirmative vote of a majority thereof, shall have the exclusive right to amend, alter or repeal these By-Laws at any regular or special meeting of the Board of Trustees, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Trustees, subject to the requirements of the Investment Company Act of 1940, as amended.


                                 ARTICLE XV

                            Shareholder Liability

      The Declaration of Trust establishing The BlackRock Florida Insured Municipal 2008 Term Trust, dated as of August 7, 1992, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name The BlackRock Florida Insured Municipal 2008 Term Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of the The BlackRock Florida Insured Municipal 2008 Term Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of The BlackRock Florida Insured Municipal 2008 Term Trust but the Trust Property only shall be liable.